EXHIBIT 99.1

PRESS RELEASE

GLOBAL TELECOM & TECHNOLOGY COMPLETES ACQUISITION
OF WBS CONNECT

Transaction Combines Large Customer Base With Strong Operations Platform For Future Growth

McLean, VA, December 16, 2009 — Global Telecom & Technology, Inc. (“GTT”) (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network and IP transit services, today announces the completion of its acquisition of privately held WBS Connect, LLC. (“WBS Connect”).

This news comes on the heels of the parties’ receipt of the regulatory approval for the acquisition from the Federal Communications Commission.

With this acquisition, GTT adds over 400 customers and a broader IP transit and Ethernet product suite.  Additionally the company’s network infrastructure now spans over 60 points of presence in major metro markets throughout North America, Asia and Europe.

The final purchase consideration consisted of 500,870 shares of GTT common stock, $1.3 million in cash, seller notes, an earn out opportunity for the sellers, and the assumption of certain WBS Connect liabilities and its working capital.

WBS Connect co-founders and managing directors Scott Charter and Mike Hollander will remain with the organization and serve on the Global Telecom & Technology leadership team. “It’s a truly rewarding opportunity to bring value through our products and technology to an organization of this caliber, while enhancing the experience for our customers,” states Scott Charter, the newly-assigned Chief Marketing Officer at GTT.

“We’re thrilled to welcome Scott Charter and Mike Hollander to the GTT team,” states Rick Calder, President and Chief Executive Officer of GTT. "We believe that adding WBS’ talents, resources and complementary product set into our robust GTT company portfolio further enhances our ability to deliver additional value to our customers.”

“With the close of this transaction, GTT reaches an important milestone in its evolution as a leading global network integrator,” continues Calder. “This acquisition leverages our past financial successes and positions the company for the next level of growth.  By layering WBS Connect’s services onto our existing operational platform, we can expand our EBITDA and enhance our financial profile.”

About Global Telecom & Technology
GTT is a global network integrator providing a broad portfolio of Wide-Area Network (WAN) and IP transit services. With over 800 supplier relationships worldwide, GTT combines multiple networks and technologies such as traditional OC-x, MPLS and Ethernet, to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances its client performance through its proprietary Content Management Database (CMD), providing customers with an integrated support system for all of its services.  GTT is committed to providing comprehensive solutions, project management and 24x7 global operations support. Headquartered in McLean, Virginia, GTT now has offices in Denver, London and Dusseldorf, and provides services to more than 700 enterprise, government, and carrier clients in over 80 countries worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements:
This release may contain “forward-looking statements” or other information related to the company’s future growth, expenditures, personnel, product and service enhancements and deployments, strategy or other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”). You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual reports on Form 10-K and quarterly reports on Form 10-K filed with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

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